                                POWER OF ATTORNEY

                         For Executing Forms 3, 4 and 5

        The  undersigned,  Michael  G. Long,  hereby  constitutes  and  appoints
Alfredo Gutierrez his true and lawful attorney-in-fact to:

        1.      execute  for and on behalf of the  undersigned  Forms 3, 4 and 5
                (including  amendments thereto) in accordance with Section 16(a)
                of the Securities  Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

        2.      do and  perform  any  and all  acts  for  and on  behalf  of the undersigned  which may be necessary or desirable to complete the execution  of any such Form 3, 4 or 5 and the  timely  filing of such  form  with  the  United  States  Securities  and  Exchange
                Commission (the "SEC") and any stock  exchange,  self-regulatory association or any other authority;

        3.      take any necessary or appropriate action to obtain or regenerate codes and passwords  enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
                Act or any rule or regulation of the SEC; and

        4.      take any other action of any type  whatsoever in connection with the foregoing,  which, in the opinion of such  attorney-in-fact, may be of  benefit  to,  in the best  interest  of,  or  legally required  of,  the  undersigned,  it being  understood  that the documents  executed  by such  attorney-in-fact  on behalf of the undersigned  pursuant to this Power of Attorney shall be in such form  and  shall  contain  such  terms  and  conditions  as such attorney-in-fact may approve, in his or her discretion.

        The  undersigned  hereby grants to the  attorney-in-fact  full power and authority  to do and perform all and every act and thing  whatsoever  requisite, necessary  and proper to be done in the exercise of any of the rights and powers herein  granted,  as fully to all intents and purposes as such  attorney-in-fact might or could do if  personally  present,  with full power of  substitution  or revocation,  hereby ratifying and confirming all that the  attorney-in-fact,  or his or her  substitute,  shall lawfully do or cause to be done by virtue of this
Power of Attorney  and the rights and powers  herein  granted.  The  undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the  request  of the  undersigned,  is  not  assuming  (nor  is  Sanchez  Energy
Corporation   nor   its   affiliates   assuming)   any  of   the   undersigned's
responsibilities  to comply with  Section 16 of the  Securities  Exchange Act of
1934.

        This Power of Attorney  shall  remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including amendments thereto)  with  respect to the  undersigned's  holdings of and  transactions  in securities  issued by Sanchez Energy  Corporation  unless earlier revoked by the undersigned  in a signed  writing  delivered to the foregoing  attorney-in-fact.
This Power of  Attorney  does not revoke any other  power of  attorney  that the undersigned has previously granted.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of December, 2011.

                                        By: /s/ Michael G. Long
                                           ------------------------------------
                                            Michael G. Long